UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2010 (July 30, 2010)
Date of Report (Date of earliest event reported)

Reach Messaging Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-150424	26-1110179
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

2801 Ocean Park Blvd., Suite 355
Santa Monica, California 90405
(Address of principal executive offices) (Zip Code)

(888) 631-8555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On July 30, 2010, Bartolomei Pucciarelli, LLC (“BPLLC”) resigned as the independent registered public accounting firm of Reach Messaging Holdings, Inc. (the “Company”).

BPLLC’s audit report of the Company’s financial statements for the years ending December 31, 2009 and 2008 included language expressing substantial doubt as to the Company’s ability to continue as a going concern. The audit report contained no other adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with BPLLC’s audits for the years ending December 31, 2009 and 2008, there were (i) no disagreements between the Company and BPLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BPLLC’s satisfaction, would have caused BPLLC to make reference to the subject matter of the disagreement in its reports on the financial statements of the Company for such periods, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except for the following reportable events described by BPLLC in a letter to the Company dated April 29, 2010, which identified the following material weaknesses and significant deficiencies in the Company’s internal control:

1.
The Company does not have written documentation of internal control policies and procedures.  Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act.

2.
The Company does not have sufficient segregation of duties within accounting functions, which is a basic internal control.  Due to the size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible.  However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

3.
The Company does not have review and supervision procedures for financial reporting functions. The review and supervision function of internal control relates to the accuracy of financial information reported. The failure to review and supervise could allow the reporting of inaccurate or incomplete financial information.

4.	The controls surrounding Accounts Payable and Accrued Expenses are inadequate. During BPLLC’s audit it identified a number of liabilities that were not properly accrued at year end.

The Company’s Board of Directors discussed the above reportable events with BPLLC and authorized BPLLC to report fully to inquiries of its successor accountant concerning such reportable events pursuant to Item 304(a)(1)(v) of Regulation S-K.

The Company provided BPLLC a copy of the foregoing disclosures and requested that BPLLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BPLLC agrees with the Company’s statements in this Item 4.01(a).  A copy of BPLLC’s letter is filed hereto as Exhibit 16.1.

(b) On July 30, 2010, the Company engaged the accounting firm of Gumbiner Savett, Inc. (“Gumbiner”) as the Company’s new independent registered public accounting firm, effective as of July 30, 2010.  This action was approved by the Company’s Board of Directors.

During the most recent fiscal years ended December 31, 2009 and 2008 and any subsequent interim period prior to the engagement of Gumbiner, neither the Company nor anyone on the Company’s behalf consulted with Gumbiner regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Gumbiner did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exh. No.	Description
16.1	Letter from Bartolomei Pucciarelli, LLC, dated August 9, 2010
99.1	Letter from Bartolomei Pucciarelli, LLC to Reach Messaging Holdings, Inc., dated July 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Reach Messaging Holdings, Inc.

Dated: August 9, 2010	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer